Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-290976, 333-277706, 333-270302, 333-263159, 333-253714, 333-236728, 333-230335, 333-223726, 333-216606, 333-210096, 333-203057 and 333-193905 on Form S-8 of our report dated March 31, 2026, relating to the financial statements of Tvardi Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 31, 2026